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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549



                                  FORM 8-KSB

                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 25, 1998


                           IBW Financial Corporation
            (Exact name of registrant as specified in its charter)


         Maryland                        0-28360                52-1943477
(State or other jurisdiction    (Commission file number)       (IRS Employer
 of incorporation)                                        Identification Number)


                4812 Georgia Avenue, NW, Washington, DC 20011
              (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:  202-722-2000
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Item 5. Other Events.
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     On August 25, 1998, Industrial Bank, National Association, Oxon Hill,
Maryland (the "Bank"), the wholly owned subsidiary of the Company, entered into a Formal Agreement (the "Agreement") with the Office of the Comptroller of the Currency (the "OCC"). The Agreement requires the Bank to undertake certain actions within designated timeframes, and to operate in compliance with the provisions thereof during its term.

     Among the actions required by the Agreement are the following: (i) Within thirty days, the Bank shall employ an independent management consultant to perform a study of the Bank's management structure and staffing requirements, including a report identifying staffing requirements, job descriptions and evaluations for senior officers, and evaluating organizational structure. The Board of Directors (the "Board") is required to adopt within thirty days of the receipt of the report, a plan to eliminate any deficiencies in management, staffing, or supervision of management; (ii) The Board is required to take steps to obtain current and satisfactory credit information on loans without such information, and to insure that proper collateral documentation is maintained. Management may not grant, renew, alter, restructure or extend a loan without proper documentation and analysis of credit, purpose and anticipated source of repayment. In absence of such information, such loans may be made only upon certification of a majority of the Board why obtaining such information would be detrimental to the best interests of the Bank; (iii) Within thirty days the Board shall adopt a written program to eliminate the basis of criticism for assets rated "doubtful", "substandard" or "other assets especially mentioned;"
(iv) Within thirty days the Board shall establish a loan review system to assure timely identification and categorization of problem credits and implement a process to insure the loan review function is independent; (v) Within sixty days the Board shall review and revise the Bank's loan policy based upon the guidance on Loan Portfolio Management in the Comptroller's Manual for National Bank Examiners. Within thirty days thereafter, the Board shall develop a process to ensure accountability for lending personnel; (vi) The Board shall notify the Assistant Deputy Comptroller before all loan sales; (vii) Within sixty days, the Board shall develop a written program to improve and strengthen collection efforts; (viii) Within ninety days the Board shall develop a profit plan to improve and sustain the Bank's earnings; (ix) Within 120 days, the Board shall adopt and implement a strategic plan for the Bank covering at least three years, including objectives for earnings performance, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, reduction in the volume of nonperforming assets, product line development and market segments intended to be developed, together with strategies to achieve those objectives; (x) The Board shall take all steps necessary to correct any violation of law, rule or regulation cited in any report of examination; (xi) Within thirty days the Bank shall submit a revised written project plan with respect to Year 2000 compliance of the Bank's information and environmental systems, including a testing plan and, within sixty days, a remediation contingency plan in the event any system is not compliant by the date set forth in the plan.

     Compliance with the Agreement is to be monitored by a committee (the "Committee") of at least three directors, none of whom is an employee of the Bank or a family member of and employee. The Committee is required to submit written progress reports on a monthly basis, commencing forty five days after the date of the Agreement. The Agreement requires the Bank to make periodic reports and filings with the OCC.

     The Agreement does not contain any capital directive or other requirement that the Bank increase its capital, or maintain a minimum level of capital in excess of generally applicable capital requirements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
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(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not Applicable.

(c)  Exhibits.  None.
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                                 Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           IBW FINANCIAL CORPORATION



                                           By: /s/ B. Doyle Mitchell, Jr.
                                               ---------------------------------
                                               B. Doyle Mitchell, Jr., President

Dated: August 26, 1998